Exhibit 15.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-145013 and 333-103222) of Randgold Resources Limited of our report dated June 25, 2007 relating to the financial statements of Randgold Resources Limited and its subsidiaries, which appears in this Annual Report on Form 20-F. We also consent to the incorporation by reference of our report dated June 25, 2007 relating to the financial statement schedule, which appears in such Annual Report on Form 20-F.

/s/ PRICEWATERHOUSECOOPERS LLP
PRICEWATERHOUSECOOPERS LLP
Chartered Accountants
London
United Kingdom
June 20, 2008